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                                EXHIBIT 10(i)
                        FIDELITY NATIONAL CORPORATION
                              ATLANTA, GEORGIA


                                 RESOLUTIONS


WHEREAS, the Federal Reserve Bank's inspection as of October 15, 1996 (as of June 30, 1996) rated the overall condition of Fidelity National Corporation less than satisfactory, and has requested that certain actions be taken to strengthen the financial condition of the holding company and its bank subsidiary, Fidelity National Bank, Atlanta, Georgia and nonbank subsidiary, Fidelity National Capital Investors, Inc., Atlanta, Georgia.

WHEREAS, the following Resolutions should be adopted by the Board of Directors of Fidelity National Corporation, and

WHEREAS, the holding company through its management agrees that it will act in good faith to comply with these Resolutions and make every effort to follow the actions requested by the Federal Reserve Bank for the benefit of the holding company organization, as set forth in the inspection as of June 30, 1996.

NOW THEREFORE, the Board hereby adopts the following Resolutions:

(1) RESOLVED, the holding company shall not incur (additional) debt without the prior written approval of the Federal Reserve Bank. The holding company is to submit its request to the Federal Reserve Bank 30 days prior to the date on which it wishes to incur (additional) debt. This restriction also includes any action, such as refinancing, that would cause a change in debt instrument(s) or a change in any of the terms of the existing debt instrument(s), i.e., interest rate, maturity date, amortization schedule, etc.

(2) RESOLVED, the holding company shall not declare or pay common dividends to its shareholders without the prior written approval of the Federal Reserve Bank. The holding company is to submit its request to the Federal Reserve Bank 30 days prior to the date on which it wishes to declare or pay the dividends. Preferred stock dividends may be declared only when thereafter the bank is "adequately capitalized" as defined in 12 C.F.R. Section 6.4(b)(2).

(3) RESOLVED, the holding company shall not reduce its capital position by purchasing or redeeming treasury stock without the prior written approval of the Federal Reserve Bank. The holding company is to submit its request to the Federal Reserve Bank 30 days prior to the date on which it wishes to purchase or redeem treasury stock.
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(4)      RESOLVED, management shall within 30 days of each quarter end, beginning April 30, 1997, provide the Federal Reserve Bank with a parent company only balance sheet, parent company only income statement, and parent company only report of changes in stockholders' equity.

(5) RESOLVED, management shall within 30 days of each quarter end, beginning April 30, 1997, provide the Federal Reserve Bank with a copy of the subsidiary bank's Report of Condition and Income.

(6) RESOLVED, management shall within 30 days of each quarter end, beginning April 30, 1997, provide the Federal Reserve Bank with a written progress report on the financial condition of the organization and a current status report addressing progress achieved in raising additional capital and compliance with the three-year capital plan. Additionally, please include a copy of any correspondence with the subsidiary bank's primary regulator.

(7) RESOLVED, management shall provide a copy of the 3 year strategic plan when completed.

THESE Resolutions shall take effect upon this date. Each provision shall remain in effect until stayed, modified, or terminated by the Federal Reserve Bank or until such time as the holding company's financial condition is considered satisfactory by the Federal Reserve Bank. The undersigned directors of Fidelity National Corporation acknowledge that these Resolutions were unanimously adopted by the Board.

Dated this 13th day of February, 1997.

[Signed]


/s/James W. Anderson, Jr.
-----------------------------
James W. Anderson, Jr.


/s/Edward G. Bowen, MD
-----------------------------------
Edward G. Bowen, MD


/s/Marvin Goldstein, DDS
-----------------------------------
Marvin Goldstein, DDS



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/s/ James B. Miller, Jr.
-----------------------------------
James B. Miller, Jr.


/s/ Dr. Manning M. Patillo, Jr.
-----------------------------------
Dr. Manning M. Pattillo, Jr.


/s/ Robert J. Rutland
-----------------------------------
Robert J. Rutland


/s/ W. Clyde Shepherd, Jr.
-----------------------------------
W. Clyde Shepherd, Jr.


/s/ R. Phillip Shinall, III
-----------------------------------
R. Phillip Shinall, III


/s/ Rankin M. Smith, Jr.
-----------------------------------
Rankin M. Smith, Jr.


/s/ Felker M. Ward, Jr.
-----------------------------------
Felker M. Ward, Jr.





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